Exhibit 99.2

SUPPLEMENTAL FINANCIAL INFORMATION

BED BATH & BEYOND
The Container Store
TARGET
WHOLE FOODS MARKET

THIRD QUARTER 2013

RPAI®

Retail Properties of America, Inc.

RPAI®
Retail Properties of America, Inc.

Table of Contents

Earnings Release .... i-vi

Financial Summary

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations, Operating FFO and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Unsecured Credit Facility Covenants 7
Consolidated Debt Summary 8

Transaction Summary

Acquisitions and Dispositions 9

Portfolio Summary

Property Overview 10
State/Regional Summary 11
Retail Operating Portfolio Occupancy 12
Top Retail Tenants 13
Retail Leasing Activity Summary 14
Retail Lease Expirations 15

Unconsolidated Joint Venture Summary

Unconsolidated Joint Venture Combined Financial Statements 16-18
Unconsolidated Joint Venture Overview and Debt Summary 19

Other Information

Non-GAAP Financial Measures and Reconciliations 20-24

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER RESULTS
Oak Brook, IL – November 4, 2013 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2013.
FINANCIAL RESULTS
For the quarter ended September 30, 2013, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $63.3 million, or $0.27 per share, compared to $50.5 million, or $0.22 per share, for the same period in 2012;

▪	Funds From Operations (FFO) of $63.4 million, or $0.27 per share, compared to $57.2 million, or $0.25 per share, for the same period in 2012;

▪	Net loss attributable to common shareholders of $(39.9) million, or $(0.17) per share, compared to $(16.0) million, or $(0.07) per share, for the same period in 2012.
For the nine months ended September 30, 2013, the Company reported:

▪	Operating FFO of $176.1 million, or $0.75 per share, compared to $151.4 million, or $0.70 per share, for the same period in 2012;

▪	FFO of $194.8 million, or $0.83 per share, compared to $175.8 million, or $0.81 per share, for the same period in 2012;

▪	Net loss attributable to common shareholders of $(30.5) million, or $(0.13) per share, compared to $(14.6) million, or $(0.07) per share, for the same period in 2012.
OPERATING RESULTS
For the quarter ended September 30, 2013, the Company’s results for its consolidated portfolio were as follows:

▪
3.3% increase in total same store net operating income (NOI), excluding termination fees, over the comparable period in 2012, based on same store occupancy of 93.1% at September 30, 2013, up 90 basis points from 92.2% at June 30, 2013 and up 250 basis points from 90.6% at September 30, 2012;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.0% at September 30, 2013, up 60 basis points from 93.4% at June 30, 2013 and up 220 basis points from 91.8% at September 30, 2012;

▪
Retail portfolio percent leased, including leases signed but not commenced: 93.6% at September 30, 2013, up 60 basis points from 93.0% at June 30, 2013 and up 250 basis points from 91.1% at September 30, 2012;

▪	1,660,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 235 new and renewal leases; and,

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 3.6%.
“We are pleased to share another quarter of strong operational and financial results as we continue to make measurable progress towards accomplishing our strategic goals,” stated Steve Grimes, president and chief executive officer.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Joint Venture Dissolution
On October 1, 2013, the Company acquired RioCan Real Estate Investment Trust’s (“RioCan”) 80% ownership interest in five properties. The properties have a value, net of mark-to-market adjustment on financing, of $124.8 million, with RioCan’s 80% interest valued at $99.9 million. The Company assumed the joint venture’s $67.9 million of in-place mortgage financing on those properties at a weighted average interest rate of 4.8%. Also, the Company sold to RioCan its 20% ownership interest in eight properties. The properties have a value, net of mark-to-market adjustment on financing, of $477.5 million, with the Company’s 20% interest valued at $95.5 million. RioCan assumed the joint venture’s $209.2 million of in-place mortgage financing on those properties at a weighted average interest rate of 3.7%.
Acquisitions
Subsequent to quarter end, the Company announced it had entered into an agreement to acquire two assets in the New York City market, Pelham Manor Shopping Plaza (“Pelham”) and Fordham Place (“Fordham”), for a gross purchase price of $192.4 million. These acquisitions are expected to close during the fourth quarter of 2013, subject to satisfaction of customary closing conditions, including third party consents. These acquisitions will increase the Company’s footprint in the New York City market by approximately 500,000 square feet. Year-to-date, closed or announced acquisitions total $292.3 million, including the purchase of RioCan’s 80% interest in five properties for $99.9 million.
“The New York City acquisitions meet our long term investment objectives, with strong in-place demographics and high barriers to entry,” stated Shane Garrison, executive vice president, chief operating officer and chief investment officer. “We will continue to be very selective and disciplined with our investment approach, and look forward to additional high quality acquisition opportunities in our identified target markets as we continue to position the Company for long term growth.”
Dispositions
During the quarter, non-strategic and non-core asset sales totaled $29.0 million. Subsequent to quarter end, the Company sold four non-strategic assets for $53.1 million, in addition to the sale of the Company’s 20% interest in eight properties to RioCan for $95.5 million. Year-to-date, assets sales and earnouts have totaled $230.2 million, including the RioCan transaction. Also, the Company has entered into agreements to sell $65.6 million of additional non-strategic assets, which are expected to close primarily in the fourth quarter.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2013, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.2x, down from 7.3x as of September 30, 2012. Consolidated indebtedness, as of September 30, 2013, had a weighted average contractual interest rate of 4.99% and a weighted average maturity of 4.7 years.
During the quarter, the Company repaid $185.5 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.40%. Subsequent to quarter end, the Company repaid an additional $24.1 million mortgage loan with an interest rate of 6.39%. Year-to-date, the Company has repaid or received forgiveness for $495.0 million of mortgage and mezzanine loans, excluding amortization, with a weighted average contractual interest rate of 7.95%.

Class B-3 Common Stock Conversion
On October 5, 2013, each share of Class B-3 common stock automatically converted into one share of Class A common stock. As a result, all shares of the Company’s common stock are now tradable.
GUIDANCE
The Company has updated its 2013 guidance, as detailed below:

	Previous Guidance	Updated Guidance
Operating FFO per share:	$0.92 - $0.96	$1.00 - $1.02
FFO per share:	$0.98 - $1.02	$1.08 - $1.10
Net income attributable to common shareholders per share:	$0.15 - $0.19	$0.22 - $0.24
Same-store NOI growth:	2.0% - 2.5%	2.0% - 2.5%
Disposition Activity:	$400.0 - $500.0 million	$400.0 - $500.0 million
Acquisition Activity:	$100.0 - $200.0 million	$292.3 - $325.0 million
DIVIDEND
On October 29, 2013, the Company’s Board of Directors declared the fourth quarter 2013 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2013, which will be paid on December 31, 2013, to preferred shareholders of record on December 19, 2013.
On October 29, 2013, the Company’s Board of Directors also declared the fourth quarter 2013 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on January 10, 2014, to Class A common shareholders of record on December 31, 2013.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast, on Tuesday, November 5, 2013 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EST on November 5, 2013, until midnight EST on November 19, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 10000246.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI
Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 34 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, straight-line bad debt expense and lease termination fee expense). Same Store NOI for the quarter represents NOI from our same store portfolio consisting of 233 operating properties acquired or placed in service prior to July 1, 2012, excluding the five operating properties that were classified as held for sale as of September 30, 2013, which are accounted for within discontinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, and University Square due to the continued exploration of strategic alternatives for this property. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that NOI, Same Store NOI, and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
630.634.4233

v

Retail Properties of America, Inc.
FFO and Operating FFO Guidance (a)

	Per Share Guidance Range Full Year 2013
	Low	High

Net income attributable to common shareholders	$0.22	$0.24
Depreciation and amortization	0.99	0.99
Provision for impairment of investment properties	0.25	0.25
Gain on sales/acquisitions of investment properties	(0.38)	(0.38)
FFO	$1.08	$1.10

Impact on earnings from the early extinguishment of debt, net	(0.07)	(0.07)
Joint venture investment impairment	0.01	0.01
Provision for hedge ineffectiveness	—	—
Other	(0.02)	(0.02)
Operating FFO	$1.00	$1.02

(a)Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2013	December 31, 2012
Assets
Investment properties:
Land	$1,170,239	$1,209,523
Building and other improvements	4,547,462	4,703,859
Developments in progress	49,752	49,496
	5,767,453	5,962,878
Less accumulated depreciation	(1,350,373)	(1,275,787)
Net investment properties	4,417,080	4,687,091

Cash and cash equivalents	70,321	138,069
Investment in unconsolidated joint ventures	55,732	56,872
Accounts and notes receivable (net of allowances of $8,376 and $6,452, respectively)	77,732	85,431
Acquired lease intangible assets, net	96,300	125,706
Assets associated with investment properties held for sale	59,248	8,922
Other assets, net	130,191	135,336
Total assets	$4,906,604	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized discount of $(1,109) and $(1,492), respectively)	$1,707,425	$2,212,089
Unsecured term loan	450,000	300,000
Unsecured revolving line of credit	165,000	80,000
Accounts payable and accrued expenses	65,285	73,983
Distributions payable	39,130	38,200
Acquired lease intangible liabilities, net	68,782	74,648
Liabilities associated with investment properties held for sale	22,934	60
Other liabilities	75,241	82,694
Total liabilities	2,593,797	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at September 30, 2013 and December 31, 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 187,740 and 133,606 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	187	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,518 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 shares issued and outstanding at September 30, 2013 and December 31, 2012	49	49
Additional paid-in capital	4,919,312	4,835,370
Accumulated distributions in excess of earnings	(2,607,382)	(2,460,093)
Accumulated other comprehensive loss	(858)	(1,254)
Total shareholders' equity	2,311,313	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,312,807	2,375,753
Total liabilities and equity	$4,906,604	$5,237,427

3rd Quarter 2013 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$112,393	$110,848	$334,936	$331,475
Tenant recovery income	27,807	26,043	77,408	77,749
Other property income	2,091	1,959	7,090	7,504
Total revenues	142,291	138,850	419,434	416,728

Expenses:
Property operating expenses	22,027	22,770	68,630	69,736
Real estate taxes	20,304	19,078	56,799	56,413
Depreciation and amortization	53,254	53,052	168,857	159,662
Provision for impairment of investment properties	47,784	—	54,478	1,323
Loss on lease terminations	221	1,689	813	6,328
General and administrative expenses	6,820	7,227	23,163	18,691
Total expenses	150,410	103,816	372,740	312,153

Operating (loss) income	(8,119)	35,034	46,694	104,575

Gain on extinguishment of debt	—	—	26,331	3,879
Equity in income (loss) of unconsolidated joint ventures, net	126	(1,863)	(736)	(5,467)
Interest expense	(32,381)	(46,244)	(114,449)	(133,001)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,108	—	16,373
Other income, net	985	1,047	4,146	1,500
Loss from continuing operations	(39,389)	(2,918)	(38,014)	(15,441)

Discontinued operations:
(Loss) income, net	(1,018)	(23,440)	2,111	(22,293)
Gain on sales of investment properties	1,705	8,756	3,640	16,518
Income (loss) from discontinued operations	687	(14,684)	5,751	(5,775)
Gain on sales of investment properties	1,150	1,650	8,802	6,652
Net loss	(37,552)	(15,952)	(23,461)	(14,564)
Net loss attributable to the Company	(37,552)	(15,952)	(23,461)	(14,564)
Preferred stock dividends	(2,362)	—	(7,087)	—
Net loss attributable to common shareholders	$(39,914)	$(15,952)	$(30,548)	$(14,564)

(Loss) earnings per common share - basic and diluted
Continuing operations	$(0.17)	$(0.01)	$(0.16)	$(0.04)
Discontinued operations	—	(0.06)	0.03	(0.03)
Net loss per common share attributable to common shareholders	$(0.17)	$(0.07)	$(0.13)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	236,151	230,597	233,462	217,087

3rd Quarter 2013 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net loss attributable to common shareholders	$(39,914)	$(15,952)	$(30,548)	$(14,564)
Depreciation and amortization	56,236	61,219	179,362	188,600
Provision for impairment of investment properties	49,964	22,377	59,426	24,930
Gain on sales of investment properties	(2,855)	(10,406)	(13,419)	(23,170)
FFO	$63,431	$57,238	$194,821	$175,796

FFO per common share outstanding	$0.27	$0.25	$0.83	$0.81

FFO	$63,431	$57,238	$194,821	$175,796
Impact on earnings from the early extinguishment of debt, net	367	2,249	(18,783)	(11,500)
Recognized gain on marketable securities	—	(9,108)	—	(16,373)
Joint venture investment impairment	—	—	1,834	—
Excise tax accrual	—	—	—	4,594
Provision for hedge ineffectiveness	41	157	(891)	467
Other	(567)	—	(917)	(1,627)
Operating FFO	$63,272	$50,536	$176,064	$151,357

Operating FFO per common share outstanding	$0.27	$0.22	$0.75	$0.70

Weighted average number of common shares outstanding	236,151	230,597	233,462	217,087

Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information (b)
Operating property maintenance capital expenditures (c)	$4,512	$2,967	$9,878	$7,231
Operating property lease-related expenditures (d)	$8,604	$37,803	$30,942	$57,183
Straight-line rental income, net	$(92)	$485	$(942)	$1,168
Amortization of above and below market lease intangibles and lease inducements (e)	$184	$(1,015)	$685	$(243)
Straight-line ground rent expense	$874	$1,036	$2,675	$2,862

(a)	Refer to page 20 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)	Consists of payments for building, site and other improvements.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements.

(e)
Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within "Loss on lease terminations". For the three months ended September 30, 2013 and 2012, the balances were $76 and $(748), respectively. For the nine months ended September 30, 2013 and 2012, the balances were $327 and $(758), respectively.

3rd Quarter 2013 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2013	December 31, 2012
Accounts and Notes Receivable
Accounts receivable (net of allowances of $6,233 and $5,514, respectively)	$26,259	$32,143
Straight-line receivables (net of allowances of $1,843 and $638, respectively)	51,473	53,288
Notes receivable (net of allowances of $300)	—	—
Total	$77,732	$85,431

Other Assets, net
Deferred costs, net	$51,924	$50,550
Restricted cash and escrows	53,768	63,539
Other assets, net	24,499	21,247
Total	$130,191	$135,336

Other Liabilities
Unearned income	$20,641	$25,791
Straight-line ground rent liability	35,266	32,591
Fair value of derivatives	1,022	2,783
Other liabilities	18,312	21,529
Total	$75,241	$82,694

Developments in Progress
Active developments	$3,907	$3,154
Property available for future development	45,845	46,342
Total	$49,752	$49,496

Supplemental Statements of Operations Detail	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Rental Income
Base rent	$110,849	$108,671	$331,149	$324,820
Percentage and specialty rent	1,562	1,515	4,481	4,736
Straight-line rent	(142)	421	(1,112)	862
Amortization of above and below market lease intangibles and lease inducements	124	241	418	1,057
Total	$112,393	$110,848	$334,936	$331,475

Other Property Income
Lease termination income	$187	$113	$1,512	$1,640
Other property income	1,904	1,846	5,578	5,864
Total	$2,091	$1,959	$7,090	$7,504

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$294	$971	$1,124	$5,706
Write-off of tenant-related above and below market lease intangibles and lease inducements	(73)	718	(311)	622
Total	$221	$1,689	$813	$6,328

Bad Debt Expense	$222	$(165)	$1,387	$255

Straight-line Ground Rent Expense	$874	$1,036	$2,675	$2,862

Management Fee Income from Joint Ventures (a)	$727	$700	$2,271	$2,179

Capitalized Interest	$—	$—	$—	$—

(a)	Amounts are included in "Other income, net" in the condensed consolidated statements of operations.

3rd Quarter 2013 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

Number of properties in same store portfolio	233	233	—	232	232	—

Same store occupancy	93.1%	90.6%	2.5%	93.2%	90.8%	2.4%

Same store percent leased (a)	94.5%	92.7%	1.8%	94.6%	92.8%	1.8%

Same store NOI (b)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

Operating revenues
Rental income	$111,766	$109,436		$331,292	$325,332
Tenant recovery income	27,607	25,844		76,509	77,085
Other property income	1,857	1,793		5,418	5,667
	141,230	137,073		413,219	408,084
Operating expenses
Property operating expenses	20,548	21,345		62,791	64,643
Bad debt expense	287	(190)		1,343	632
Real estate taxes	19,489	18,199		54,138	53,047
	40,324	39,354		118,272	118,322

Same store NOI	$100,906	$97,719	3.3%	$294,947	$289,762	1.8%
(Net operating loss (NOL)) NOI from Other Investment Properties (b) (c)	$(241)	$(456)		$1,100	$120
Total NOI (b)	$100,665	$97,263	3.5%	$296,047	$289,882	2.1%

Combined NOI (b) (d)	$103,852	$100,368		$305,751	$299,204

Combined NOI from Discontinued Operations (b) (d)	$1,287	$8,828		$4,585	$29,614

(a)	Includes leases signed but not commenced.

(b)
NOI is defined as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, straight-line bad debt expense and lease termination fee expense). Refer to pages 20 - 24 for definitions and reconciliations of non-GAAP financial measures.

(c)
NOL from Other Investment Properties includes NOL of $(321) and $(572) for the three months ended September 30, 2013 and 2012, respectively, from University Square. NOI from Other Investment Properties includes NOL of $(1,323) and $(2,412) for the nine months ended September 30, 2013 and 2012, respectively, from University Square.

(d)	Combined data includes our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

3rd Quarter 2013 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	September 30, 2013	December 31, 2012
Equity Capitalization
Common stock shares outstanding	236,259	230,643
Common share price	$13.75	$11.97
	3,248,561	2,760,797
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,383,561	$2,895,797

Debt Capitalization
Total mortgages payable (a)	$1,708,534	$2,088,581
Discount, net of accumulated amortization	(1,109)	(1,492)
Total mortgage debt, net	1,707,425	2,087,089

Notes payable	—	125,000
Unsecured term loan	450,000	300,000
Unsecured revolving line of credit	165,000	80,000
Total consolidated debt capitalization	2,322,425	2,592,089

Pro rata share of our investment property unconsolidated joint ventures' total debt	83,959	103,540
Premium, net of accumulated amortization	94	2,138
Discount, net of accumulated amortization	(171)	(199)
Total mortgage debt, net	83,882	105,479

Combined debt capitalization	2,406,307	2,697,568

Total capitalization at end of period	$5,789,868	$5,593,365

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	September 30, 2013	December 31, 2012

Total consolidated debt	$2,322,425	$2,592,089
Add: mortgages payable associated with investment properties held for sale	18,613	—
Less: consolidated cash and cash equivalents	(70,321)	(138,069)
Net debt	2,270,717	2,454,020
Adjusted EBITDA (b) (c)	385,404	371,624
Net Debt to Adjusted EBITDA	5.9x	6.6x
Net Debt and Preferred Stock to Adjusted EBITDA	6.2x	7.0x

Net debt	2,270,717	2,454,020
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	83,882	105,479
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	(1,557)	(3,308)
Combined net debt	2,353,042	2,556,191
Combined Adjusted EBITDA (b) (c)	397,768	386,264
Combined Net Debt to Combined Adjusted EBITDA	5.9x	6.6x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	6.3x	7.0x

(a)	Excludes mortgages payable outstanding as of September 30, 2013 of $18,613 that were associated with two investment properties held for sale.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Refer to pages 20 - 24 for definitions and reconciliations of non-GAAP financial measures.

3rd Quarter 2013 Supplemental Information	6

Retail Properties of America, Inc.
Unsecured Credit Facility Covenants (a)
(amounts in thousands, except percentages and ratios)

	Covenant		September 30, 2013

Leverage ratio	< 60%	(b)	41.55%

Fixed charge coverage ratio	> 1.50x		2.04x

Secured indebtedness as a percentage of Total Asset Value	< 50.0%	(b) (c)	29.56%

Unencumbered asset pool covenants:

Leverage ratio	< 60%	(b)	26.63%

Unencumbered interest coverage ratio	> 1.75x		10.86x

(a)
For a complete listing of all covenants related to our unsecured credit facility (comprised of our unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

(c)	This ratio will decrease to 45% on May 13, 2014.

3rd Quarter 2013 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of September 30, 2013
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a) (b)	$1,697,617	6.15%		4.9 years
Variable rate construction loan	10,917	2.44%		1.1 years
Total mortgages payable	1,708,534	6.13%		4.8 years

Unsecured credit facility:
Fixed rate portion of term loan (c)	300,000	1.99%		4.6 years
Variable rate portion of term loan	150,000	1.64%		4.6 years
Variable rate revolving line of credit	165,000	1.69%		3.6 years
Total unsecured credit facility	615,000	1.82%		4.3 years

Total consolidated indebtedness	$2,323,534	4.99%	(d)	4.7 years

Consolidated Debt Maturity Schedule as of September 30, 2013

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2013	$65,479	$—	$65,479	2.8%	4.63%
2014	53,364	10,917	64,281	2.8%	5.57%
2015	439,959	—	439,959	18.9%	5.79%
2016	37,823	—	37,823	1.6%	6.22%
2017	285,617	165,000	450,617	19.4%	4.25%
2018	312,369	150,000	462,369	19.9%	2.01%
2019	514,808	—	514,808	22.2%	7.50%
2020	22,403	—	22,403	1.0%	7.56%
2021	3,327	—	3,327	0.1%	4.92%
2022	178,885	—	178,885	7.7%	4.86%
Thereafter	83,583	—	83,583	3.6%	4.60%
Total	$1,997,617	$325,917	$2,323,534	100.0%	4.99%	(d)

(a)	Balance does not include mortgage discount of $1,109, net of accumulated amortization, that was outstanding as of September 30, 2013.

(b)
Excludes $18,613 of mortgages payable outstanding as of September 30, 2013 associated with two investment properties held for sale. The weighted average interest rate for these properties was 6.01% and the weighted average years to maturity was 1.4 years.

(c)
In July 2012, we entered into an interest rate swap transaction to fix the variable rate portion of $300,000 of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.45% to 2.00%. The applicable margin was 1.45% as of September 30, 2013.

(d)
Interest rates presented exclude the impact of the discount and capitalized loan fee amortization. As of September 30, 2013, our overall weighted average interest rate for consolidated debt including the impact of discount and loan fee amortization was 5.30%.

3rd Quarter 2013 Supplemental Information	8

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Nine Months Ended September 30, 2013
(amounts in thousands, except square footage amounts)

Acquisitions:
				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt	GLA	Purchase Price	Mortgage Debt
None	n/a	n/a	n/a	—	$—	$—	—	$—	$—

Dispositions:
				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Extinguished	GLA	Consideration	Mortgage Debt Extinguished
Consolidated
Mervyns - Ridgecrest	January 16, 2013	n/a	Single-user retail	59,000	$500	$—	59,000	$500	$—
Mervyns - Highland	January 16, 2013	n/a	Single-user retail	80,500	2,133	—	80,500	2,133	—
American Express - DePere	January 25, 2013	n/a	Single-user office	132,300	17,233	—	132,300	17,233	—
Dick's Sporting Goods - Fresno	June 21, 2013	n/a	Multi-tenant retail	77,400	6,500	—	77,400	6,500	—
Raytheon Facility	July 31, 2013	n/a	Single-user office	105,000	11,500	—	105,000	11,500	—
LA Fitness - Oceanside	September 26, 2013	n/a	Single-user retail	75,400	17,000	—	75,400	17,000	—
Other (b)
First quarter	Various	n/a	Various	46,700	11,864	—	46,700	11,864	—
Second quarter	April 12, 2013	n/a	Parcel	7,000	1,495	—	7,000	1,495	—
Third quarter	September 30, 2013	n/a	Parcel	—	546	—	—	546	—
				583,300	$68,771	$—	583,300	$68,771	$—

Unconsolidated
Parker, CO	March 27, 2013	Hampton	Multi-tenant retail	51,700	$8,800	$8,670	49,600	$8,439	$8,315
Littleton, CO	May 6, 2013	Hampton	Multi-tenant retail	45,100	4,500	3,963	43,300	4,316	3,801
				96,800	$13,300	$12,633	92,900	$12,755	$12,116

(a)
As of September 30, 2013, no properties remained in the Hampton joint venture and the venture has been dissolved. As of September 30, 2013, we held 20.0% ownership interests in our RioCan and MS Inland unconsolidated joint ventures. On October 1, 2013, we dissolved our joint venture arrangement with our partner in RioCan.

(b)	Includes proceeds from earnouts and the sale of parcels at certain operating and development properties.

3rd Quarter 2013 Supplemental Information	9

Retail Properties of America, Inc.
Property Overview as of September 30, 2013
(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North (b)	81	10,470	32.7%	92.6%	93.9%	$136,246	32.0%	$14.05
East (c)	66	8,555	26.7%	93.3%	95.5%	105,221	24.8%	13.18
West (d)	29	6,209	19.4%	91.0%	92.4%	85,013	20.0%	15.05
South (e)	48	6,796	21.2%	90.5%	91.9%	98,839	23.2%	16.07
Total - Retail	224	32,030	100.0%	92.0%	93.6%	425,319	100.0%	14.43

Other:
Office	8	1,660		100.0%	100.0%	20,137		12.13
Industrial	2	287		100.0%	100.0%	1,540		5.37
Total Other	10	1,947		100.0%	100.0%	21,677		11.13

Total Consolidated Operating Portfolio	234	33,977		92.5%	94.0%	$446,996		$14.22

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	5.1%	99.4%	99.4%	$4,501	6.9%	$20.49
East	20.0%	3	538	12.4%	85.3%	85.6%	6,775	10.3%	14.76
South	20.0%	16	3,565	82.5%	94.9%	95.6%	54,400	82.8%	16.08
Total - Retail		20	4,324	100.0%	93.9%	94.6%	$65,676	100.0%	$16.18

Total Pro Rata Operating Portfolio (f):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North (b)	82	10,514	32.0%	92.6%	93.9%	$137,146	31.3%	$14.09
East (c)	69	8,663	26.3%	93.2%	95.4%	106,576	24.3%	13.20
West (d)	29	6,209	18.9%	91.0%	92.4%	85,013	19.4%	15.05
South (e)	64	7,509	22.8%	90.9%	92.2%	109,719	25.0%	16.07
Total - Retail	244	32,895	100.0%	92.1%	93.6%	438,454	100.0%	14.47

Other:
Office	8	1,660		100.0%	100.0%	20,137		12.13
Industrial	2	287		100.0%	100.0%	1,540		5.37
Total Other	10	1,947		100.0%	100.0%	21,677		11.13

Total Pro Rata Share	254	34,842		92.5%	94.0%	$460,131		$14.28

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes one single-user retail property classified as held for sale as of September 30, 2013.

(c)	Excludes one single-user retail property classified as held for sale as of September 30, 2013.

(d)	Excludes one multi-tenant retail property classified as held for sale as of September 30, 2013.

(e)	Excludes one single-user and one multi-tenant retail property classified as held for sale as of September 30, 2013.

(f)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

3rd Quarter 2013 Supplemental Information	10

Retail Properties of America, Inc.
State/Regional Summary as of September 30, 2013
(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):
Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.4%	99.3%	100.0%	$7,495	1.7%	$16.81
Indiana	4	653	2.0%	93.3%	98.3%	5,736	1.3%	9.41
Maine	2	423	1.3%	97.5%	97.5%	4,299	1.0%	10.42
Maryland	8	2,299	7.0%	92.7%	95.6%	32,788	7.5%	15.38
Massachusetts	5	1,184	3.6%	95.4%	96.0%	12,948	3.0%	11.46
Michigan	2	467	1.4%	95.3%	95.8%	8,033	1.8%	18.05
New Jersey	3	445	1.4%	94.4%	94.4%	4,714	1.1%	11.22
New York (c)	31	1,511	4.5%	97.6%	98.0%	23,806	5.4%	16.14
Ohio	6	990	3.0%	74.2%	74.3%	9,403	2.1%	12.80
Pennsylvania	12	1,335	4.1%	93.9%	94.1%	16,691	3.8%	13.31
Rhode Island	3	271	0.8%	87.1%	90.6%	3,468	0.8%	14.69
Vermont	1	487	1.5%	91.9%	92.3%	7,765	1.8%	17.35
Subtotal - North	82	10,514	32.0%	92.6%	93.9%	137,146	31.3%	14.09

East
Alabama	6	372	1.1%	93.9%	96.8%	4,571	1.0%	13.09
Florida	14	1,593	4.8%	90.7%	94.9%	21,070	4.8%	14.58
Georgia (d)	13	1,846	5.5%	93.3%	95.0%	20,424	4.7%	11.86
Illinois	7	990	3.0%	95.7%	95.7%	16,406	3.7%	17.32
Missouri	5	812	2.5%	85.7%	90.7%	7,963	1.8%	11.44
North Carolina	3	681	2.1%	99.7%	99.7%	7,357	1.7%	10.84
South Carolina	12	1,270	3.9%	95.6%	96.9%	14,281	3.3%	11.76
Tennessee	7	712	2.2%	94.1%	94.7%	7,532	1.7%	11.24
Virginia	2	387	1.2%	91.8%	95.0%	6,972	1.6%	19.65
Subtotal - East	69	8,663	26.3%	93.2%	95.4%	106,576	24.3%	13.20

West (e)
Arizona	4	772	2.3%	92.6%	94.2%	10,680	2.4%	14.94
California	9	1,336	4.2%	93.6%	94.7%	23,273	5.4%	18.61
Colorado	2	475	1.4%	89.1%	91.6%	4,683	1.1%	11.07
Kansas	1	237	0.7%	100.0%	100.0%	2,331	0.5%	9.84
Montana	1	162	0.5%	100.0%	100.0%	1,930	0.4%	11.91
Nevada	3	607	1.8%	81.1%	86.3%	8,868	2.0%	18.01
New Mexico	1	224	0.7%	97.9%	97.9%	3,476	0.8%	15.85
Utah	2	717	2.2%	83.3%	84.7%	9,797	2.2%	16.40
Washington	4	1,257	3.8%	92.5%	93.0%	15,096	3.5%	12.98
Wisconsin	2	422	1.3%	92.6%	92.6%	4,879	1.1%	12.49
Subtotal - West	29	6,209	18.9%	91.0%	92.4%	85,013	19.4%	15.05

South
Louisiana	3	311	0.9%	100.0%	100.0%	3,896	0.9%	12.53
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.37
Texas (f)	55	7,034	21.4%	90.3%	91.7%	103,466	23.6%	16.29
Subtotal - South	64	7,509	22.8%	90.9%	92.2%	109,719	25.0%	16.07

Total - Pro Rata Retail	244	32,895	100.0%	92.1%	93.6%	438,454	100.0%	14.47

Other
Office	8	1,660		100.0%	100.0%	20,137		12.13
Industrial	2	287		100.0%	100.0%	1,540		5.37
Total - Pro Rata Other	10	1,947		100.0%	100.0%	21,677		11.13

Total Pro Rata Operating Portfolio	254	34,842		92.5%	94.0%	$460,131		$14.28

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Excludes one single-user retail property classified as held for sale as of September 30, 2013.

(d)	Excludes one single-user retail property classified as held for sale as of September 30, 2013.

(e)	Excludes one multi-tenant retail property located in Iowa classified as held for sale as of September 30, 2013.

(f)	Excludes one single-user and one multi-tenant retail property classified as held for sale as of September 30, 2013.

3rd Quarter 2013 Supplemental Information	11

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2013
(square footage in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North (a)	81	10,470	92.6%	6,411	96.6%	1,917	93.7%	946	85.1%	1,196	75.6%
East (b)	66	8,555	93.3%	4,651	97.6%	1,584	97.7%	767	87.6%	1,553	79.0%
West (c)	29	6,209	91.0%	3,171	96.6%	1,284	94.9%	676	77.1%	1,078	78.4%
South (d)	48	6,796	90.5%	2,927	96.6%	1,395	88.0%	928	90.3%	1,546	81.3%
Total - Consolidated at 100%	224	32,030	92.0%	17,160	96.9%	6,180	93.7%	3,317	85.5%	5,373	78.8%

Total - % Leased including Signed	224	32,030	93.6%	17,160	97.7%	6,180	94.8%	3,317	89.6%	5,373	81.5%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	85.3%	274	82.1%	116	100.0%	46	73.4%	102	82.6%
South	16	3,565	94.9%	1,761	100.0%	457	100.0%	480	82.9%	867	88.3%
Total - Unconsolidated at 100%	20	4,324	93.9%	2,108	97.7%	701	100.0%	532	82.2%	983	87.8%

Total - % Leased including Signed	20	4,324	94.6%	2,108	97.7%	701	100.0%	532	84.5%	983	89.6%

Total Pro Rata Retail Operating Portfolio (e):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North (a)	82	10,514	92.6%	6,426	96.6%	1,942	93.8%	947	85.2%	1,199	75.6%
East (b)	69	8,663	93.2%	4,706	97.4%	1,607	97.7%	777	87.5%	1,573	79.1%
West (c)	29	6,209	91.0%	3,171	96.6%	1,284	94.9%	676	77.1%	1,078	78.4%
South (d)	64	7,509	90.9%	3,280	97.0%	1,486	88.8%	1,024	89.6%	1,719	82.0%
Total - Pro Rata Share	244	32,895	92.1%	17,583	96.9%	6,319	93.8%	3,424	85.4%	5,569	79.1%

Total - % Leased including Signed	244	32,895	93.6%	17,583	97.7%	6,319	94.9%	3,424	89.5%	5,569	81.8%

(a)	Excludes one single-user retail property classified as held for sale as of September 30, 2013.

(b)	Excludes one single-user retail property classified as held for sale as of September 30, 2013.

(c)	Excludes one multi-tenant retail property classified as held for sale as of September 30, 2013.

(d)	Excludes one single-user and one multi-tenant retail property classified as held for sale as of September 30, 2013.

(e)	Includes our consolidated retail operating portfolio plus our pro rata share of unconsolidated retail operating portfolio.

3rd Quarter 2013 Supplemental Information	12

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2013
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of September 30, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Best Buy Mobile, Pacific Sales	31	1,069	3.5%	$14,677	3.3%	$13.73

Ahold USA, Inc.	Giant Foods, Stop & Shop, Martin's	12	675	2.2%	12,990	3.0%	19.24

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	47	1,238	4.1%	11,701	2.7%	9.45

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	35	851	2.8%	11,166	2.5%	13.12

Ross Stores, Inc.		42	1,093	3.6%	11,147	2.5%	10.20

Rite Aid Corporation		34	414	1.4%	10,246	2.3%	24.75

PetSmart, Inc.		40	703	2.3%	9,955	2.3%	14.16

The Home Depot, Inc.	Home Depot, Home Decorators	10	1,112	3.7%	9,380	2.1%	8.44

The Sports Authority, Inc.		17	690	2.3%	8,094	1.8%	11.73

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	32	645	2.1%	7,646	1.7%	11.85

Pier 1 Imports, Inc.		38	378	1.2%	6,964	1.6%	18.42

Publix Super Markets Inc.		15	637	2.1%	6,751	1.5%	10.60

Edwards Theaters, Inc.		2	219	0.7%	6,609	1.5%	30.18

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	7	963	3.2%	6,315	1.4%	6.56

Dicks Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	11	504	1.7%	6,231	1.4%	12.36

Kohl's Corporation		10	849	2.8%	5,826	1.3%	6.86

Office Depot, Inc.		21	410	1.4%	5,410	1.2%	13.20

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	56	269	0.9%	5,215	1.2%	19.39

AB Acquisition LLC	Acme, Jewel-Osco, Shaw's Supermarkets	5	312	1.0%	4,763	1.1%	15.27

Staples, Inc.		18	342	1.1%	4,738	1.1%	13.85
Total Top Retail Tenants		483	13,373	44.1%	$165,824	37.5%	$12.40

3rd Quarter 2013 Supplemental Information	13

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of September 30, 2013 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q3 2013	235	1,660	$13.97	$13.49	3.56%	5.48	$3.71
Q2 2013	257	1,344	$15.90	$15.17	4.81%	4.75	$4.03
Q1 2013	159	906	$15.15	$14.35	5.57%	5.25	$7.62
Q4 2012	178	1,094	$16.86	$15.98	5.51%	6.70	$15.93
Total - 12 months	829	5,004	$15.29	$14.60	4.73%	5.52	$7.17

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2013	162	1,318	$13.58	$13.21	2.80%	4.91	$0.47
Q2 2013	169	1,070	$15.53	$14.83	4.72%	4.41	$0.82
Q1 2013	119	762	$14.62	$13.93	4.95%	4.79	$3.20
Q4 2012	111	686	$16.18	$15.02	7.72%	5.76	$2.24
Total - 12 months	561	3,836	$14.80	$14.13	4.74%	4.91	$1.43

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2013	18	69	$21.48	$18.85	13.95%	8.45	$24.39
Q2 2013	25	75	$21.11	$20.09	5.08%	5.29	$16.32
Q1 2013	16	37	$26.00	$22.98	13.14%	6.69	$18.04
Q4 2012	24	91	$22.07	$23.26	(5.12)%	7.61	$25.37
Total - 12 months	83	272	$22.19	$21.23	4.52%	7.06	$21.62

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2013	55	273	$12.39	n/a	n/a	7.18	$14.13
Q2 2013	63	199	$15.14	n/a	n/a	6.31	$16.60
Q1 2013	24	107	$15.40	n/a	n/a	7.52	$35.46
Q4 2012	43	317	$15.69	n/a	n/a	8.44	$42.87
Total - 12 months	185	896	$14.53	n/a	n/a	7.50	$27.38

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2013 Supplemental Information	14

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2013
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2013, of lease expirations scheduled to occur during the remainder of 2013 and each of the nine calendar years from 2014 to 2022 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of September 30, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2013	104	276	1.0%	0.8%	$5,726	1.3%	$20.75	$5,726	$20.75
2014	650	2,593	8.5%	7.9%	45,088	10.4%	17.39	45,175	17.42
2015	518	3,121	10.3%	9.5%	45,873	10.5%	14.70	46,427	14.88
2016	444	2,643	8.7%	8.1%	45,272	10.3%	17.13	46,127	17.45
2017	458	2,888	9.6%	8.8%	44,465	10.1%	15.40	45,646	15.81
2018	486	3,095	10.2%	9.4%	50,043	11.4%	16.17	52,786	17.06
2019	250	3,281	10.9%	10.0%	44,696	10.2%	13.62	47,436	14.46
2020	124	2,104	6.9%	6.4%	24,441	5.5%	11.62	26,023	12.37
2021	104	1,612	5.3%	4.9%	23,561	5.4%	14.62	25,779	15.99
2022	118	2,220	7.3%	6.7%	27,633	6.3%	12.45	29,385	13.24
Thereafter	270	6,286	20.8%	19.1%	78,881	18.0%	12.55	85,177	13.55
Month to month	59	178	0.5%	0.5%	2,775	0.6%	15.59	2,775	15.59
Leased Total	3,585	30,297	100.0%	92.1%	$438,454	100.0%	$14.47	$458,462	$15.13

Leases signed but not commenced	108	506	—	1.5%	$8,534	—	$16.87	$9,132	$18.05
Available		2,092	—	6.4%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2013	3	47	0.2%	0.1%	$552	0.1%	$11.74	$552	$11.74
2014	58	1,132	3.7%	3.4%	13,852	3.2%	12.24	13,873	12.26
2015	94	2,093	6.9%	6.4%	23,166	5.3%	11.07	23,300	11.13
2016	68	1,702	5.6%	5.2%	22,749	5.2%	13.37	23,041	13.54
2017	68	1,931	6.4%	5.9%	21,057	4.8%	10.90	21,098	10.93
2018	86	2,044	6.7%	6.2%	24,905	5.7%	12.18	25,615	12.53
2019	109	2,854	9.4%	8.7%	34,682	7.9%	12.15	36,441	12.77
2020	56	1,853	6.1%	5.6%	18,607	4.2%	10.04	19,588	10.57
2021	41	1,371	4.5%	4.2%	18,718	4.3%	13.65	20,121	14.68
2022	56	2,013	6.6%	6.1%	22,448	5.1%	11.15	23,427	11.64
Thereafter	151	5,869	19.4%	17.8%	68,538	15.6%	11.68	72,573	12.37
Month to month	3	45	0.1%	0.1%	451	0.1%	10.02	451	10.02
Leased Total	793	22,954	75.6%	69.7%	$269,725	61.5%	$11.75	$280,080	$12.20

Leases signed but not commenced	10	230	—	0.7%	$2,796	—	$12.16	$2,984	$12.97
Available		719	—	2.2%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2013	101	229	0.8%	0.7%	$5,174	1.2%	$22.59	$5,174	$22.59
2014	592	1,461	4.8%	4.5%	31,236	7.2%	21.38	31,302	21.43
2015	424	1,028	3.4%	3.1%	22,707	5.2%	22.09	23,127	22.50
2016	376	941	3.1%	2.9%	22,523	5.1%	23.94	23,086	24.53
2017	390	957	3.2%	2.9%	23,408	5.3%	24.46	24,548	25.65
2018	400	1,051	3.5%	3.2%	25,138	5.7%	23.92	27,171	25.85
2019	141	427	1.5%	1.3%	10,014	2.3%	23.45	10,995	25.75
2020	68	251	0.8%	0.8%	5,834	1.3%	23.24	6,435	25.64
2021	63	241	0.8%	0.7%	4,843	1.1%	20.10	5,658	23.48
2022	62	207	0.7%	0.6%	5,185	1.2%	25.05	5,958	28.78
Thereafter	119	417	1.4%	1.3%	10,343	2.4%	24.80	12,604	30.23
Month to month	56	133	0.4%	0.4%	2,324	0.5%	17.47	2,324	17.47
Leased Total	2,792	7,343	24.4%	22.4%	$168,729	38.5%	$22.98	$178,382	$24.29

Leases signed but not commenced	98	276	—	0.8%	$5,738	—	$20.79	$6,148	$22.28
Available		1,373	—	4.2%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2013 Supplemental Information	15

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	September 30, 2013	December 31, 2012

Real estate assets	$613,899	$719,416
Less: accumulated depreciation	(73,962)	(66,127)
Real estate, net	539,937	653,289

Cash and cash equivalents	7,785	16,376
Receivables, net	10,013	11,350
Acquired lease intangible assets, net	91,802	127,565
Other assets, net	11,016	16,289
Assets associated with investment properties held for sale	104,592	—
Total assets	$765,145	$824,869

Mortgage debt, net (includes unamortized premium of $334 and $2,975, respectively, and unamortized discount of $(857) and $(994), respectively)	$351,410	$471,122
Accounts payable and accrued expenses	9,967	15,976
Acquired lease intangible liabilities, net	10,835	14,669
Other liabilities	15,423	27,712
Liabilities associated with investment properties held for sale	71,938	—
Total liabilities	459,573	529,479

Total equity	305,572	295,390
Total liabilities and equity	$765,145	$824,869

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	September 30, 2013	December 31, 2012

Real estate assets	$141,123	$154,757
Less: accumulated depreciation	(15,914)	(14,961)
Real estate, net	125,209	139,796

Cash and cash equivalents	1,557	3,308
Receivables, net	2,249	2,580
Acquired lease intangible assets, net	21,468	25,513
Other assets, net	2,546	3,891
Total assets	$153,029	$175,088

Mortgage debt, net (includes unamortized premium of $94 and $2,138, respectively, and unamortized discount of $(171) and $(199), respectively)	$83,882	$105,479
Accounts payable and accrued expenses	2,277	3,412
Acquired lease intangible liabilities, net	2,548	2,934
Other liabilities	3,208	5,553
Total liabilities	91,915	117,378

Total equity	61,114	57,710
Total liabilities and equity	$153,029	$175,088

(a)
Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures. We received a distribution representing our pro rata share of the final net assets of the Hampton venture prior to June 30, 2013, and that venture has been dissolved. On October 1, 2013, we dissolved our joint venture arrangement with our partner in RioCan.

(b)
Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for actual and anticipated real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties.

3rd Quarter 2013 Supplemental Information	16

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Rental income	$14,224	$13,924	$42,789	$41,902
Tenant recovery income	4,724	4,582	14,473	14,246
Other property income	45	61	390	275
Total revenues	18,993	18,567	57,652	56,423

Property operating expenses	2,611	2,574	7,636	8,650
Real estate taxes	3,423	3,221	10,122	9,803
Depreciation and amortization	9,189	10,544	28,442	32,065
Loss on lease terminations	(18)	933	830	1,955
General and administrative expenses	202	227	578	983
Other operating expenses	—	—	—	842
Total expenses	15,407	17,499	47,608	54,298

Operating income	3,586	1,068	10,044	2,125

Interest expense, net	(4,002)	(4,432)	(10,624)	(13,392)
Other income (expense), net	4,442	(146)	4,446	20
Income (loss) from continuing operations	4,026	(3,510)	3,866	(11,247)

Discontinued operations:
Loss, net	(204)	(554)	(1,091)	(3,228)
Gain on sales of investment properties	—	149	1,019	2,593
Loss from discontinued operations	(204)	(405)	(72)	(635)

Net income (loss)	$3,822	$(3,915)	$3,794	$(11,882)

Funds From Operations (FFO) (b)
Net income (loss)	$3,822	$(3,915)	$3,794	$(11,882)
Depreciation and amortization	10,725	13,267	34,376	39,762
Provision for impairment of investment properties	—	71	298	1,593
Gain on sales of investment properties	—	(149)	(1,019)	(2,593)
FFO	$14,547	$9,274	$37,449	$26,880

(a)
Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures. We received a distribution representing our pro rata share of the final net assets of the Hampton venture prior to June 30, 2013, and that venture has been dissolved. On October 1, 2013, we dissolved our joint venture arrangement with our partner in RioCan.

(b)	Refer to page 20 for definition of FFO.

3rd Quarter 2013 Supplemental Information	17

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Rental income	$3,305	$3,238	$9,921	$9,733
Tenant recovery income	1,080	1,051	3,302	3,245
Other property income	9	12	80	70
Total revenues	4,394	4,301	13,303	13,048

Property operating expenses	411	447	1,199	1,492
Real estate taxes	777	736	2,280	2,230
Depreciation and amortization	2,144	2,464	6,648	7,490
Loss on lease terminations	(3)	187	178	391
General and administrative expenses	41	69	122	238
Other operating expenses	—	—	—	—
Total expenses	3,370	3,903	10,427	11,841

Operating income	1,024	398	2,876	1,207

Interest expense, net	(967)	(974)	(1,286)	(3,006)
Other income (expense), net	396	(27)	404	(2)
Income (loss) from continuing operations	453	(603)	1,994	(1,801)

Discontinued operations:
Income (loss), net	—	76	(96)	(1,315)
Gain on sales of investment properties	—	—	977	—
Income (loss) from discontinued operations	—	76	881	(1,315)

Net income (loss)	$453	$(527)	$2,875	$(3,116)
RPAI ownership adjustments (b)	(327)	(1,336)	(3,611)	(2,351)
Net income (loss) attributable to RPAI's ownership interests	$126	$(1,863)	$(736)	$(5,467)

Funds From Operations (FFO) (c)
Net income (loss) attributable to RPAI's ownership interests	$126	$(1,863)	$(736)	$(5,467)
Depreciation and amortization	2,145	2,769	6,998	8,347
Provision for impairment of investment properties	—	210	286	1,440
Gain on sales of investment properties	—	—	(977)	—
FFO	$2,271	$1,116	$5,571	$4,320

(a)
Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for actual and anticipated real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties.

(b)
Represents adjustments to reflect RPAI's investment basis and other unconsolidated joint venture activity, inclusive of $1,834 of investment-level impairment charges recorded during the nine months ended September 30, 2013 to the carrying value of our Hampton investment, outside basis amortization and activity of our captive insurance plan.

(c)	Refer to page 20 for definition of FFO.

3rd Quarter 2013 Supplemental Information	18

Retail Properties of America, Inc.
Unconsolidated Joint Venture Overview and Debt Summary as of September 30, 2013
(dollar amounts and square footage in thousands)

Unconsolidated joint Venture Overview

				At 100%			Pro Rata Share
Joint Venture	Ownership Interest	Number of Properties		GLA	ABR	Debt (a)	GLA	ABR	Debt (b)

MS Inland	20.0%	6		1,195	$20,490	$142,771	239	$4,098	$28,554
RioCan	20.0%	14	(c)	3,129	45,186	277,026	626	9,037	55,405
		20		4,324	$65,676	$419,797	865	$13,135	$83,959

Unconsolidated Joint Venture Debt Summary

	At 100%	Pro Rata Share
	Debt (a)	Debt (b)	WA Interest Rate	WA Years to Maturity
Fixed rate:
Mortgages payable	$315,447	$63,089	4.80%	4.8 years
Variable rate:
Mortgages payable	104,350	20,870	2.49%	0.8 years
Total	$419,797	$83,959	4.23%	3.8 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of September 30, 2013

	At 100%			Pro Rata Share
Year	Fixed Rate	Variable Rate	Total (a)	Fixed Rate	Variable Rate	Total (b)	% of Total	WA Rates on Total Debt

2013	$342	$—	$342	$68	$—	$68	0.1%	5.44%
2014	2,552	53,200	55,752	510	10,640	11,150	13.3%	2.51%
2015	82,003	51,150	133,153	16,401	10,230	26,631	31.7%	4.37%
2016	31,747	—	31,747	6,349	—	6,349	7.5%	3.68%
2017	46,617	—	46,617	9,323	—	9,323	11.1%	4.44%
2018	58,257	—	58,257	11,652	—	11,652	13.9%	4.54%
2019	873	—	873	175	—	175	0.2%	4.85%
Thereafter	93,056	—	93,056	18,611	—	18,611	22.2%	4.93%
Total	$315,447	$104,350	$419,797	$63,089	$20,870	$83,959	100.0%	4.23%

(a)
Does not include any premium or discount, of which $470 and $(857), net of accumulated amortization, respectively, is outstanding as of September 30, 2013. Amounts are inclusive of balances associated with properties classified as held for sale at 100%.

(b)	Does not include our pro rata share of premium or discount, of which $94 and $(171), net of accumulated amortization, respectively, is outstanding as of September 30, 2013.

(c)
Within various external communications, the RioCan transaction refers to a portfolio of 13 properties. The difference in property count as compared to the table above is due to the aggregation of two phases of one property which we have historically categorized as two separate properties. The October 1, 2013 RioCan transaction, which is discussed in Note 9 of our Form 10-Q for the quarter ended September 30, 2013, dissolved our joint venture arrangement with our partner in RioCan.

3rd Quarter 2013 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
Operating FFO
Operating FFO is defined as FFO excluding the impact on earnings from the early extinguishment of debt and other items as denoted within the calculation. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI) and Combined NOI
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, straight-line bad debt expense and lease termination fee expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations
Same Store NOI for the nine months ended September 30, 2013 represents NOI from our same store portfolio consisting of 232 operating properties acquired or placed in service prior to January 1, 2012, excluding the five operating properties that were classified as held for sale as of September 30, 2013, which are accounted for within discontinued operations. Same Store NOI for the three months ended September 30, 2013 represents NOI from our same store portfolio consisting of 233 operating properties acquired or placed in service prior to July 1, 2012, excluding the five operating properties that were classified as held for sale as of September 30, 2013. NOI from Other Investment Properties for the nine months ended September 30, 2013 represents NOI primarily from our development properties, one former development property that was not classified within our operating property portfolio for both periods presented and University Square due to the continued exploration of strategic alternatives for the property. NOI from Other Investment Properties for the three months ended September 30, 2013 represents NOI primarily from our development properties and University Square. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

3rd Quarter 2013 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

3rd Quarter 2013 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Loss Attributable to Common Shareholders to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues:
Same store investment properties (233 and 232 properties, respectively):
Rental income	$111,766	$109,436	$331,292	$325,332
Tenant recovery income	27,607	25,844	76,509	77,085
Other property income	1,857	1,793	5,418	5,667
Other investment properties:
Rental income	645	750	4,338	4,224
Tenant recovery income	200	199	899	664
Other property income	47	53	160	197
Operating expenses:
Same store investment properties (233 and 232 properties, respectively):
Property operating expenses	(20,835)	(21,155)	(64,134)	(65,275)
Real estate taxes	(19,489)	(18,199)	(54,138)	(53,047)
Other investment properties:
Property operating expenses	(318)	(579)	(1,636)	(1,599)
Real estate taxes	(815)	(879)	(2,661)	(3,366)

Net operating income:
Same store investment properties	100,906	97,719	294,947	289,762
Other investment properties	(241)	(456)	1,100	120
Total net operating income	100,665	97,263	296,047	289,882

Other (expense) income:
Straight-line rental income, net	(142)	421	(1,112)	862
Amortization of acquired above and below market lease intangibles, net	220	254	682	1,098
Amortization of lease inducements	(96)	(13)	(264)	(41)
Lease termination fees	187	113	1,327	1,640
Straight-line ground rent expense	(874)	(1,036)	(2,675)	(2,862)
Depreciation and amortization	(53,254)	(53,052)	(168,857)	(159,662)
Provision for impairment of investment properties	(47,784)	—	(54,478)	(1,323)
Loss on lease terminations	(221)	(1,689)	(813)	(6,328)
General and administrative expenses	(6,820)	(7,227)	(23,163)	(18,691)
Gain on extinguishment of debt	—	—	26,331	3,879
Equity in income (loss) of unconsolidated joint ventures, net	126	(1,863)	(736)	(5,467)
Interest expense	(32,381)	(46,244)	(114,449)	(133,001)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,108	—	16,373
Other income, net	985	1,047	4,146	1,500
Total other expense	(140,054)	(100,181)	(334,061)	(305,323)

Loss from continuing operations	(39,389)	(2,918)	(38,014)	(15,441)

Discontinued operations:
(Loss) income, net	(1,018)	(23,440)	2,111	(22,293)
Gain on sales of investment properties	1,705	8,756	3,640	16,518
Income (loss) from discontinued operations	687	(14,684)	5,751	(5,775)
Gain on sales of investment properties	1,150	1,650	8,802	6,652
Net loss	(37,552)	(15,952)	(23,461)	(14,564)
Net loss attributable to the Company	(37,552)	(15,952)	(23,461)	(14,564)
Preferred stock dividends	(2,362)	—	(7,087)	—
Net loss attributable to common shareholders	$(39,914)	$(15,952)	$(30,548)	$(14,564)

Net operating income:
Consolidated NOI	$100,665	$97,263	$296,047	$289,882
Pro rata share of investment property unconsolidated joint ventures NOI (a)	3,187	3,105	9,704	9,322
Combined NOI	$103,852	$100,368	$305,751	$299,204

(a)	Amounts shown net of intercompany eliminations.

3rd Quarter 2013 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	September 30, 2013	December 31, 2012

Net (loss) income attributable to common shareholders	$(39,914)	$13,854
Preferred stock dividends	2,362	263
Interest expense	32,381	42,694
Interest expense (discontinued operations)	301	2,150
Depreciation and amortization	53,254	53,379
Depreciation and amortization (discontinued operations)	564	2,037
Gain on sales of investment properties	(1,150)	(1,191)
Gain on sales of investment properties (discontinued operations)	(1,705)	(13,623)
Loss on lease terminations (a)	294	458
Provision for impairment of investment properties	47,784	—
Provision for impairment of investment properties (discontinued operations)	2,180	2,352
Recognized gain on marketable securities	—	(9,467)
Adjusted EBITDA	$96,351	$92,906
Annualized	$385,404	$371,624

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	967	937
Depreciation and amortization	2,144	2,559
Loss on lease terminations (a)	1	104
Provision for impairment of investment properties	—	87
Amortization of basis	(21)	(27)
Combined Adjusted EBITDA	$99,442	$96,566
Annualized	$397,768	$386,264

Reconciliation of Operating Income from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Operating revenues:
Rental income	$1,463	$9,167	$4,909	$31,117
Tenant recovery income	261	(89)	846	1,902
Other property income	11	37	29	62
Operating expenses:
Property operating expenses	(219)	(651)	(827)	(2,321)
Real estate taxes	(229)	78	(713)	(1,885)
Net operating income from discontinued operations	1,287	8,542	4,244	28,875

Other income (expense):
Straight-line rental income, net	9	24	18	167
Amortization of acquired above and below market lease intangibles, net	12	33	37	111
Amortization of lease inducements	—	(520)	(14)	(605)
Lease termination fees	700	—	6,044	25
Depreciation and amortization	(564)	(4,427)	(2,425)	(14,727)
Provision for impairment of investment properties	(2,180)	(22,167)	(4,662)	(22,167)
Loss on lease terminations	—	—	—	(262)
Interest expense	(301)	(4,921)	(1,184)	(13,706)
Other income (expense), net	19	(4)	53	(4)
Total other expense	(2,305)	(31,982)	(2,133)	(51,168)

Operating (loss) income from discontinued operations	$(1,018)	$(23,440)	$2,111	$(22,293)

NOI from discontinued operations
Consolidated	$1,287	$8,542	$4,244	$28,875
Pro rata share of investment property unconsolidated joint ventures (b)	—	286	341	739
Combined NOI from discontinued operations	$1,287	$8,828	$4,585	$29,614

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the condensed consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

3rd Quarter 2013 Supplemental Information	23

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income (Loss) to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues:
Same store investment properties (6 properties):
Rental income	$1,034	$990	$3,083	$2,967
Tenant recovery income	351	345	1,054	1,103
Other property income	5	9	17	26
Other investment properties:
Rental income	2,252	2,235	6,767	6,642
Tenant recovery income	729	706	2,248	2,142
Other property income	4	3	14	14
Discontinued operations properties:
Rental income	—	300	335	919
Tenant recovery income	—	90	124	236
Operating expenses:
Same store investment properties (6 properties):
Property operating expenses	(130)	(134)	(367)	(421)
Real estate taxes	(254)	(257)	(787)	(812)
Other investment properties:
Property operating expenses	(281)	(313)	(832)	(921)
Real estate taxes	(523)	(479)	(1,493)	(1,418)
Discontinued operations properties:
Property operating expenses	—	(54)	(60)	(209)
Real estate taxes	—	(50)	(58)	(207)

Net operating income:
Same store investment properties	1,006	953	3,000	2,863
Other investment properties	2,181	2,152	6,704	6,459
Discontinued operations properties	—	286	341	739
Total net operating income	3,187	3,391	10,045	10,061

Other (expense) income from continuing operations:
Straight-line rental income, net	41	32	154	172
Amortization of acquired above and below market lease intangibles, net	(17)	(19)	(54)	(47)
Amortization of lease inducements	(10)	—	(29)	(1)
Lease termination fees	—	—	49	(120)
Depreciation and amortization	(2,144)	(2,464)	(6,648)	(7,490)
Loss on lease terminations	3	(187)	(178)	(391)
General and administrative expenses	(41)	(69)	(122)	(238)
Interest expense, net	(967)	(974)	(1,286)	(3,006)
Other income (expense), net	401	(27)	404	(2)
Total other expense	(2,734)	(3,708)	(7,710)	(11,123)

Other expense from discontinued operations, net	—	(210)	(437)	(2,054)

Gain on sales of investment properties, net	—	—	977	—

Net income (loss)	$453	$(527)	$2,875	$(3,116)

3rd Quarter 2013 Supplemental Information	24